SOFTWARE BUSINESS Thomas Sonderman

DATA ANALYSIS & REVIEW BU QUICK FACTS • #1 in Process Control Market • Broadest product portfolio in the industry • 20 years experience and >20k systems worldwide • Over $200million invested in R&D 2 Source: Gartner, April 2014 DEFECT ANALYSIS YIELD ANALYSIS AUTO DEFECT CLASSIFICATION ADV. PROCESS CONTROL FAULT DETECTION FACTORY AUTOMATION EQUIPMENT CONTROL Applied Materials P P P KLA-Tencor P P P PDF Solutions P P Synopsys P P Rudolph P P P P P P P

MORE VISIBILITY HIGHER RETURN PRODUCT DIFFERENTIATION FASTER DEPLOYMENT EXAMPLE OF RUDOLPH ADVANTAGE EQUIPMENT SENTINEL™ 3 YIELD ANALYSIS RECIPE CONTROL TOOL ALARMS PREDICTIVE ANALYTICS Capitalizing on our unique and broad portfolio EQUIPMENT SENTINEL Turns data into actionable intelligence, enabling our customers to have…

CONVERTING DATA INTO ACTIONABLE INTELLIGENCE 4 EQUIPMENT SENTINEL METROLOGY PROBE/TEST PROCESS Product State Wafer State Tool state

MULTIPLE CHANNELS TO OUR MARKET 5 Fabwide R T E C OEM NSX220 R T E C RTEC TOOL R T E C OEMs accelerate sales, enabling increased margin growth

OEM = SELL, CROSS SELL AND UP SELL 6 Effectively increases sales force for wider segment penetration Specialized equipment & process knowledge transferred Uniquely positioned to offer broad range of Rudolph solutions

PARTNERSHIPS VALUE TO OUR JOINT END USERS 7 VALUE TO OUR PARTNERS Higher Margin Solutions and Improved Service Model  Greater Levels of Performance  Reduced Support Cost  Increased Customer Value  Accelerated Time to Value  Faster Time to Market  Enabler for Rudolph’s Differentiated Solutions Accelerated Penetration into New and Expanding Markets TOOL MARGINS Year to Year

MEMs IOT IGBT Mobile SUMMARY 8 #1 in Process Control Software Emerging Market Solutions Enabler TOP 30 OEM ~$29.7B  20% Year-on-Year Growth  Record number of fabwide installs in 2014  Strong momentum leading into 2015  OEM model will accelerate $66M TAM share capture RTEC w/OEM 6% RTEC Traditional-3% TAM Source: Gartner, January 2015 2014 2015 2016 2017 2018 [VALUE]M [VALUE]M OEM-ACCELERATED MARKET GROWTH 27% 18% TAM Cisco’s Projection for the Internet of Things Source: Cicso

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